Exhibit 99.1

D-Wave Announces First-Ever Qubits UAE 2024
Quantum computing event in Dubai to showcase “success powered by quantum” through business optimization use cases and progress in quantum-fueled AI technology

PALO ALTO, Calif. and DUBAI – September 12, 2024 -- D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced that it is hosting the first-ever Qubits UAE 2024 quantum computing event in Dubai.

Co-organized by D-Wave and Staque, a leading consulting and development practice in AI, blockchain and quantum computing, Qubits UAE will take place on September 20, thanks to the support of Staque’s regional partner, SquareOne, a leading provider of business transformation technologies in the Middle East and Africa region. Featuring specially curated content from D-Wave’s flagship Qubits user conference earlier this year, Qubits UAE will showcase “success powered by quantum today” through real-world optimization use cases, progress in quantum-fueled AI technology, and demonstrations of annealing quantum computing performance over traditional computing.

“We’re witnessing a remarkable moment in computing, as annealing quantum technology transitions from exploration to enterprise use, capable of driving measurable impact for customers today,” said Dr. Alan Baratz, CEO of D-Wave. “We’re honored to host Qubits UAE 2024 with Staque and SquareOne to show UAE-based organizations the transformative potential annealing quantum computing can have on both commercial and research endeavors in the country.”

“Staque’s high-performance business solutions are unique in how they are synthesized with AI, quantum computing and advanced optimization. We are fortunate to have D-Wave’s mature quantum computing technology that enables commercial applications today,” said Dr. Muhammad Khan, CEO of Staque. “UAE, and GCC, is a strategic market for us due to our roots and partnerships in the region, particularly with SquareOne.”

Vinod Philip, CEO of SquareOne, added, "We have been helping organizations exponentiate their potential by partnering up with tech leaders, providing our clients a digital vision and implementation complete with our expertise and domain knowledge. Bringing solutions co-developed with Staque and powered by D-Wave to our customer base in the UAE and GCC could save them millions and allow us to maintain our innovation leadership status.”

Qubits UAE 2024 is available by invitation-only. Interested parties can email sales@dwavesys.com for more information.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modelling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
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